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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (date of earliest event reported):
                                OCTOBER 17, 2001




                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



            DELAWARE                     0-30242                72-1449411
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
              (Address of principal executive offices and zip code)


                                 (225) 926-1000
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER

         In order to furnish certain exhibits for incorporation by reference into a Registration Statement on Form S-3 of Lamar Advertising Company previously filed with Securities and Exchange Commission (File No. 333-45490), which Registration Statement was declared effective by the Commission on November 2, 2000, Lamar Advertising Company is filing an Underwriting Agreement dated October 18, 2001 among Lamar, AMFM Operating Inc. and Goldman, Sachs & Co. The Underwriting Agreement relates to the sale of 5,000,000 shares of Lamar Class A common stock by AMFM Operating Inc. to Goldman Sachs & Co., as underwriter, for $30.00 per share. The offering of the shares will only be made by means of a prospectus, a copy of which can be obtained from Goldman Sachs & Co., 85 Broad Street, New York, NY 10004. After the closing of the sale, AMFM Operating Inc. will own 5,365,073 shares of Lamar Class A common stock, all of which must be disposed of prior to January 1, 2003, under the terms of a consent decree with the United States Department of Justice.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  1.3 Underwriting Agreement dated October 17, 2001 among Lamar, AMFM Operating Inc. and Goldman, Sachs & Co. Filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 18, 2001                LAMAR ADVERTISING COMPANY


                                      By: /s/ Keith A. Istre
                                          -------------------------------------
                                          Keith A. Istre
                                          Treasurer and Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
-----------      -----------

1.3 Underwriting Agreement dated October 17, 2001 among Lamar, AMFM Operating Inc. and Goldman, Sachs & Co. Filed herewith.